SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2004

Verticalnet, Inc.

(Exact name of Registrant as Specified in its Charter)

Pennsylvania	000-25269	23-2815834
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Chester Field Parkway, Malvern, PA	19355
(Address of principal executive offices)	Zip Code

Registrant’s telephone, including area code: (610) 240-0600

Not Applicable

(Former name and former address, if changed since last report)

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

On July 19, 2004, Popcorn Acquisition Sub, Inc., a Delaware corporation and wholly-owned direct subsidiary of Verticalnet, Inc., a Pennsylvania corporation, merged with and into B2eMarkets, Inc., a Delaware corporation, pursuant to an agreement of merger by and between them. Pursuant to the terms of the merger agreement, Verticalnet agreed to deliver 5,100,000 shares of Verticalnet common stock and a promissory note in the principal amount of $5,925,603 to the holders of B2eMarkets, Inc. preferred stock. The note accrues interest at the rate of 8% per annum; half of the principal amount is due and payable on July 16, 2007 and the remaining half is due and payable on July 16, 2008. The note is convertible into 2,949,204 shares of Verticalnet common stock, subject to approval by Verticalnet’s shareholders. If the conversion feature of the note is approved by Verticalnet’s shareholders, then either Verticalnet or the noteholders can require the conversion of the note into Verticalnet common stock.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits:

99.1 Press Release, dated July 19, 2004, issued by Verticalnet, Inc.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On July 19, 2004, Verticalnet, Inc. disseminated a press release announcing, among other things, its preliminary financial results for the quarter ending June 30, 2004. The press release is being furnished with this Current Report on Form 8-K as Exhibit 99.1 and is hereby incorporated herein by reference.

This report (including the exhibits) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing made by the Registrant pursuant to the Securities Act of 1933, as amended, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VERTICALNET, INC.

Date: July 21, 2004	By: /s/ Gene S. Godick
Name: Gene S. Godick Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release dated July 19, 2004.